SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2011
 CHINA FIRE & SECURITY GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-50491	65-1193022
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

B-2508 TYG Center, C2
Dongsanhuanbeilu,
Chaoyang District, Beijing 100027,
People’s Republic of China
(Address of Principal Executive Offices)

(86-10) 8441 7400
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Additional Information.

Supplement to Proxy Statement for the Special Meeting of Shareholders to be held September 22, 2011

     This is a supplement to the proxy statement dated August 12, 2011 (the “proxy statement”) of China Fire & Security Group, Inc. (the “Company,” “we,” “us,” or “our”) that was mailed to Company shareholders in connection with the solicitation of proxies for use at the special meeting of shareholders to be held at B-2508 TYG Center, C2, Dongsanhuanbeilu, Chaoyang District, Beijing 100027, the People’s Republic of China, at 9:00 am, local time, on September 22, 2011. The purpose of the special meeting is

1. To approve the Agreement and Plan of Merger, dated May 20, 2011 (the "merger agreement"), by and among the Company, Amber Parent Limited, an exempted company incorporated in the Cayman Islands ("Parent"), and Amber Mergerco, Inc., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Sub") providing for the merger of Merger Sub with and into the Company (the "merger"), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds managed by Bain Capital Partners, LLC; and

2. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

The Board of Directors of the Company (the “Board”) previously established August 10, 2011 as the record date for the purpose of determining the shareholders who are entitled to receive notice of, and to vote at (in person or by proxy), the special meeting.

     After careful consideration, the Board approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and unanimously declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company’s shareholders. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT, AND FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. INFORMATION ABOUT VOTING OR REVOKING A PROXY APPEARS ON PAGE 70 OF THE PROXY STATEMENT.

Litigation Relating to the Merger

     As described on page 65 of the proxy statement, we are aware of nine putative class action complaints related to the merger (each a "Shareholder Action") filed in various Florida state and federal courts against, among others, the Company and certain officers and directors of the Company. Six Shareholder Actions were filed in the Circuit Court for the 17th Judicial Circuit In and For Broward County, Florida, and have been consolidated under the caption In re China Fire & Security Group, Inc. Shareholder Litigation, Case No. 11745 (07) (“Broward Consolidated Action”).  One of the Shareholder Actions, Kashef v. China Fire & Security Group, Inc., et al., Case No. 50-2011 CA 007884, is currently pending in the Circuit Court for the 15th Judicial Circuit in and For Palm Beach County, Florida (“Palm Beach Action”).  The final two Shareholder Actions, Fuller v. China Fire & Security Group, Inc., et al., 11-cv-61400-WPD, and James P. Tessitore v. China Fire & Security Group, Inc. et al. 11-cv-61580-WPD, are currently pending in the United States District Court for the Southern District of Florida.  The two federal Shareholder Actions were consolidated by an order of the federal court issued on August 2, 2011 (“Federal Consolidated Action”).
.
    All the complaints generally allege, among other things, that the Company and certain officers and directors of the Company breached their fiduciary duties, and seek, among other things, to enjoin consummation of the merger. The operative complaints also allege aiding and abetting claims against the Sponsors, Parent and Merger Sub.

   On September 2, 2011, counsel for the parties in the Broward Consolidated Action entered into a stipulation of settlement in which they agreed on the terms of a settlement of all claims relating to the merger, known and unknown, that were or could have been asserted in that action.  Plaintiffs in the Kashef, Fuller and Tessitore actions are not parties to the proposed settlement.  The terms of settlement include the dismissal with prejudice of all claims against all defendants, and their affiliates and agents, held by plaintiffs in the Broward Consolidated Action and class members (including those claims asserted in the Kashef, Fuller and Tessitore actions).  Pursuant to the agreements among counsel for the parties in In re China Fire & Security Group, Inc. Shareholder Litigation, the Company will make certain supplemental disclosures concerning the merger which are contained in a Form 8-K, and has made other supplemental disclosures subsequent to the June 10, 2011 Preliminary Proxy Statement in response to the Broward Consolidated Action.  The proposed settlement is conditioned upon, among other things, consummation of the merger and final approval of the proposed settlement by the court.  In addition, in connection with the settlement and as provided in the stipulation of settlement, the parties contemplate that lead plaintiff’s counsel will seek an award of attorneys’ fees and expenses as part of the settlement in the amount of $575,000.  There can be no assurance that the merger will be consummated, or that the court will approve the settlement contemplated by the stipulation. In such event, the proposed settlement may be terminated.  The settlement will not affect the amount of the merger consideration that Company shareholders are entitled to receive in the merger.  The proposed settlement does not provide a right for members of the putative class to opt out; however, class members will retain their right to seek appraisal pursuant to Sections 607.1301 to 607.1333 of the Florida Business Corporation Act, as well as their right to object to any aspect of the settlement.  If the settlement is not approved and the aforementioned conditions are not satisfied, the Company and the individual defendants will continue to vigorously defend these actions.

     On September 9, 2011, a hearing to preliminarily approve the settlement was held in the Broward Consolidated Action and the Court issued an order that, among other provisions, preliminarily approved the settlement, set a final approval hearing for November 18, 2011 at 3 p.m., and enjoined all members of the putative class from commencing or prosecuting claims in any action in any state or federal court that relate broadly to the proposed merger.  Subsequently, on September 9, 2011, a voluntary dismissal without prejudice of the Fuller action was filed in federal court and, on September 12, 2011, a voluntary dismissal without prejudice of the Tessitore action was likewise filed in federal court.  These voluntary dismissals terminated the Federal Consolidated Action.  Defendants expect the Palm Beach Action will also be dismissed, either voluntarily or following final approval of the settlement presented in the Broward Consolidated Action.

    The defendants deny all liability with respect to the facts and claims alleged in the lawsuits and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law. However, to avoid the risk of delaying or adversely affecting the merger and the related transactions, to minimize the expense of defending the lawsuits, and to provide additional information to our shareholders at a time and in a manner that would not cause any delay of the special meeting or the merger, the defendants have agreed to the terms of the proposed settlement described above.  The parties further considered it desirable to settle the In re China Fire & Security Group, Inc. Shareholder Litigation proceeding, to avoid the expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the settled claims.

Additional Disclosures

     As contemplated by the proposed settlement, the Company is providing certain additional disclosures that are supplemental to those contained in the proxy statement previously mailed to you.  This supplemental information should be read in conjunction with the proxy statement/prospectus, which we urge you to read in its entirety.  As noted above, none of the defendants has admitted wrongdoing of any kind, including but not limited to inadequacies in any disclosure, the materiality of any disclosure that the plaintiffs contend should have been made, any breach of any fiduciary duty, or aiding or abetting any of the foregoing. The additional disclosures are as follows:

Financial Advisory and Financing Services

The final paragraph beginning on page 44 of the prospectus is amended in its entirety to read as follows:

“Barclays Capital is acting as financial advisor to the special committee of the board of directors of the Company in connection with the merger, including in connection with the solicitation of third party indications of interest in the possible acquisition of all or a part of the Company's business for a specified period after the date of the merger agreement as permitted by the provisions thereof. As compensation for its services in connection with the merger, a fee of $750,000 became payable to Barclays Capital by the Company upon the delivery of Barclays Capital's opinion. An additional fee of $2,250,000 will be payable on completion of the merger; however, such additional fee, if any, will be reduced by the amount of the fee previously paid by the Company to Barclays Capital upon delivery of its opinion. In addition, the Company has agreed to reimburse Barclays Capital for a portion of its reasonable expenses incurred in connection with the merger and to indemnify Barclays Capital for certain liabilities that may arise out of its engagement by the special committee and the rendering of Barclays Capital's opinion. Apart from such arrangements, no material relationships have existed between Barclays Capital or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other hand, during the past two years, and accordingly neither Barclays Capital nor any of its affiliates have received any compensation from the Company or any of its affiliates during this period, and  no such material relationship is mutually contemplated at this time.  Barclays Capital and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays Capital and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company or Parent or any of their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments. Barclays Capital and its affiliates have had commercial or investment banking relationships with the sponsor and certain of its portfolio companies and other affiliates, for which Barclays Capital and such affiliates have received customary compensation. In addition, Barclays Capital's commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain portfolio companies and other affiliates of the Sponsor, for which it receives customary compensation or other financial benefits.  Sponsors and certain of its portfolio companies and other affiliates have, in the past, retained Barclays Capital and its affiliates to provide commercial or investment banking services on matters unrelated to the Merger.  During the past two years, Sponsors engaged Barclays Capital for such services in three matters, all of which were unrelated to the Merger.  These engagements, which have concluded, did not result in a consummated transaction and did not result in Sponsors paying any compensation to Barclays Capital.”

Term Sheets Received from Party A

The paragraph on page 23 of the proxy concerning the October 8, 2010 Term Sheet received from Party A is amended by adding the following:

“The term sheet further proposed that Company shares owned by management, equal to as much as 30% to 40% of the Company’s share capital, be rolled over into an equal percentage of the shares of the post-merger company and that members of management would receive employment agreements with equity incentives.”

The first sentence of the paragraph on page 23 of the proxy concerning the October 20, 2010 Term Sheet received from Party A is amended by adding the following at the end of the sentence:

“, but with more detailed proposed technical merger provisions.”

Special Committee Retention of  Independent Advisors

The ninth paragraph on page 22 of the proxy is amended by adding the following sentence at the end of this paragraph:

“Prior to engaging Barclays Capital, the Company interviewed representatives of four other leading investment banks.”

The last paragraph on page 22 of the proxy is amended by adding the following sentence at the end of this paragraph:

“The above referenced written resolutions also specifically authorized and empowered the special committee to retain, at its sole discretion, legal counsel, a financial advisor, and such other advisors, consultants and agents as the special committee deemed necessary and desirable.  Once formed, the special committee determined to succeed to the engagements the Company had entered into the previous month in September 2010 with Barclays Capital and Shearman & Sterling and to assume oversight and exclusive direction of these advisors.  The special committee opted to do so because its members had been instrumental in originally selecting and approving the retention of these advisors, neither of which had performed material work prior to formation of the special committee.”

The March 7, 2011 News Release

The third full paragraph on page 24 of the proxy is amended by adding the following sentence after the first sentence of this paragraph:

“Among other factors, because of the specific offer price and the extent of due diligence conducted, the special committee perceived Bain Capital’s non-binding offer more likely to result in a transaction than prior proposals received by the Company and wanted shareholders to be aware of this possibility in considering whether to sell their shares in response to the Company’s imminent public announcement of the Company’s year-end results for 2010, which were less favorable than had been expected.”

Bain’s Refusal to Increase Its Offer Price

The second sentence of the fourth paragraph on page 27 is amended by adding the following clause:

“because its offer already reflected the value that Bain Capital was willing to pay.”

Management Plan compared to Barclays Capital’s DCF Analysis

The “Net Income” estimates for 2011-2015 as set forth on page 53 of the proxy range from $400,000 to $1,000,000 greater than the “After-tax adj. EBIT” estimates for 2011-2015 as set forth on page 14 of Barclays Capital’s May 18, 2011 presentation, filed with the SEC on June 10, 2011 as Schedule 13E-3, because the “Net Income” estimates include estimated interest income.

Post-Merger Employment

The first paragraph on page 60 is amended to add the following sentence at the end of the paragraph:

“Mr. Weigang Li and Mr. Brian Lin have received proposed draft employment agreements.  But the material terms have not yet been negotiated.”

Market Check

The fourth full paragraph on page 23 is amended to add the following sentence at the end of the paragraph:

“Barclays Capital only contacted one financial buyer at this time because this potential buyer had previously submitted a non-binding offer and it was sensible to check its interest level again in light of its past interest and potential ability to proceed quickly.  Otherwise, Barclays Capital focused on potential strategic buyers because, as a general matter, a strategic buyer is often able to offer a higher price because it can extract synergies from the post-combination company not available to most financial buyers.”

Special Committee Consideration of Barclays Capital’s Relationship with Bain

The following is inserted after the first full paragraph on page 34 of the proxy:

“The special committee did not, at the time it ratified the appointment of Barclays Capital as financial advisor, consider any potential conflict between Barclays Capital and Bain because the special committee did not foresee that Bain would make an offer to acquire the Company.  However, in conjunction with the special committee’s and the Board’s consideration of Barclays Capital’s fairness opinion, the fact that, during the preceding two years, Barclays Capital and its affiliates had certain commercial, financial, or investment banking relationships with Bain Capital and certain of its portfolio companies and affiliates for which Barclays Capital received customary compensation was considered.”  See Summary of Material Financial Analysis (General).”

ADDITIONAL INFORMATION AND WHERE TO FIND IT

     In connection with the Merger, the Company filed the Definitive Proxy Statement with the SEC on August 12, 2011 and commenced mailing the Definitive Proxy Statement and form of proxy to the shareholders of the Company.  BEFORE MAKING ANY VOTING DECISION, YOU ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

     The Company is subject to the informational requirements of the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read the Company’s SEC filings, including the Definitive Proxy Statement, through the Internet at the SEC’s website at www.sec.gov.

     If you have any questions about this proxy statement, the special meeting or the merger or if you need assistance with the voting procedures, including casting or changing your vote, you should contact the Company’s proxy solicitor,Okapi, toll-free at (877) 869-0171, collect at (212) 297-0720, by email at info@okapipartners.com or at 437 Madison Avenue, 28th Fl., New York, NY 10022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FIRE & SECURITY GROUP, INC.

Date:September 15, 2011	/s/ Brian Lin
Name: Brian Lin Title: Chief Executive Officer